UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

INVERNESS MEDICAL INNOVATIONS, INC.
See Table of Additional Registrants Below
(Exact name of registrant as specified in its charter)

Delaware	04-3565120

(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200
Waltham, MA	02453

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
9.00% Senior Subordinated Notes due 2016 and guarantees thereof	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-158542
Securities to be registered pursuant to Section 12(g) of the Act: None

TABLE OF ADDITIONAL REGISTRANTS
     The address, including zip code, of each of the co-registrants is 51 Sawyer Road, Suite 200, Waltham, Massachusetts, 02453.

State or other
jurisdiction of
Exact name of additional registrant	incorporation or	I.R.S. Employer
as specified in its charter	organization	Identification Number
Advantage Diagnostics Corporation	Delaware	20-1247157
Alere LLC	Delaware	26-2564744
Alere Healthcare of Illinois, Inc.	Georgia	58-2068880
Alere Health Improvement Company	Delaware	23-2776413
Alere Health Systems, Inc.	Delaware	22-3493126
Alere Medical, Inc.	California	94-3238845
Alere Wellology, Inc.	Delaware	54-1776557
Alere Women’s and Children’s Health, LLC	Delaware	58-2205984
Ameditech Inc.	California	33-0859551
Applied Biotech, Inc.	California	33-0447325
Binax, Inc.	Delaware	20-2507302
Biosite Incorporated	Delaware	33-0288606
Cholestech Corporation	Delaware	94-3065493
First Check Diagnostics Corp.	Delaware	20-8329751
First Check Ecom, Inc.	Massachusetts	33-1026518
Forefront Diagnostics, Inc.	California	33-0733551
Hemosense, Inc.	Delaware	77-0452938
IM US Holdings, LLC	Delaware	26-0349667
Innovacon, Inc.	Delaware	20-1100264
Innovations Research, LLC	Delaware	20-0653511
Innovative Mobility, LLC	Florida	20-0351538
Instant Technologies, Inc.	Virginia	54-1837621
Inverness Medical, LLC	Delaware	26-0392649
Inverness Medical — Biostar Inc.	Delaware	91-1929582
Inverness Medical Innovations North America, Inc.	Delaware	26-1444559
Inverness Medical International Holding Corp.	Delaware	80-0077873
Inverness Medical International Holding Corp. II	Delaware	20-0963463
Ischemia Technologies, Inc.	Delaware	84-1489537
IVC Industries, Inc.	Delaware	22-1567481
Matritech, Inc.	Delaware	26-1436477
Ostex International, Inc.	Washington	91-1450247
Quality Assured Services, Inc.	Florida	59-3437644
Redwood Toxicology Laboratory, Inc.	California	68-0332937
RTL Holdings, Inc.	Delaware	20-4371685
Selfcare Technology, Inc.	Delaware	04-3383533
Wampole Laboratories, LLC	Delaware	37-1485678

Item 1.	Description of Registrant’s Securities to be Registered.
     The description of the 9.00% senior subordinated notes due 2016 (the “Notes”) of Inverness Medical Innovations, Inc. (“Inverness”), and the related guarantees of the co-registrant guarantor subsidiaries of Inverness, to be registered hereunder is set forth under (a) the section captioned “Description of Debt Securities and Subsidiary Guarantees We May Offer” in the registrants’ prospectus dated May 1, 2009 (the “Base Prospectus”) filed on May 4, 2009 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which is a part of the registrants’ registration statement on Form S-3 (No. 333-158542), as supplemented by (b) the section captioned “Description of Notes” in the registrants’ prospectus supplement dated May 7, 2009 filed on May 8, 2009 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which descriptions are incorporated by reference into this registration statement and deemed to be a part hereof.

Item 2.	Exhibits.

3.1
Amended and Restated Certificate of Incorporation of Inverness Medical Innovations, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2001)

3.2
First Amendment to the Amended and Restated Certificate of Incorporation of Inverness Medical Innovations, Inc. (incorporated by reference to Exhibit 3.4 to Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2007)

3.3
Second Amendment to the Amended and Restated Certificate of Incorporation of Inverness Medical Innovations, Inc. (incorporated by reference to Exhibit 3.3 to Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2008)

3.4
Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock of Inverness Medical Innovations, Inc. (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K dated December 20, 2001)

3.5
Certificate of Designations of Series B Convertible Perpetual Preferred Stock of Inverness Medical Innovations, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, event date, May 9, 2008, filed on May 14, 2008)

3.6
Certificate of Elimination of Series A Convertible Preferred Stock of Inverness Medical Innovations, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, event date, May 9, 2008, filed on May 14, 2008)

3.7
Certificate of Correction to the First Amendment to the Amended and Restated Certificate of Incorporation of Inverness Medical Innovations, Inc. (incorporated by reference to Exhibit 3.5 to the Company’s Annual Report on Form 10-K, as amended, for the year ended December 30, 2006)

3.8
Second Certificate of Correction to the First Amendment to the Amended and Restated Certificate of Incorporation of Inverness Medical Innovations, Inc. (incorporated by reference to Exhibit 3.5 to Company’s Registration Statement on Form S-4, as amended (File 333-149259))

3.9
Amended and Restated By-laws of Inverness Medical Innovations, Inc. (incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2001)

4.1
Indenture dated as of May 12, 2009 among Inverness Medical Innovations, Inc., as issuer, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated May 12, 2009)

4.2
First Supplemental Indenture dated as of May 12, 2009 among Inverness Medical Innovations, Inc., as issuer, the co-registrant guarantor subsidiaries, as guarantors, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated May 12, 2009)

4.3	Form of 9.00% Senior Subordinated Note due 2016 of Inverness Medical Innovations, Inc. (included in Exhibit 4.2 above)

SIGNATURE
          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Registrants:

INVERNESS MEDICAL INNOVATIONS, INC.

By:	/s/ David A. Teitel

	Name:	David A. Teitel
	Title:	Chief Financial Officer

ADVANTAGE DIAGNOSTICS CORPORATION
ALERE LLC
ALERE HEALTHCARE OF ILLINOIS, INC.
ALERE HEALTH IMPROVEMENT COMPANY
ALERE HEALTH SYSTEMS, INC.
ALERE MEDICAL, INC.
ALERE WELLOLOGY, INC.
ALERE WOMEN’S AND CHILDREN’S HEALTH, LLC
AMEDITECH INC.
APPLIED BIOTECH, INC.
BINAX, INC.
BIOSITE INCORPORATED

By:	/s/ David A. Teitel

	Name:	David A. Teitel

Title (respectively): Vice President, Finance; Vice President and Treasurer; Vice President, Finance; Vice President, Finance; Vice President and Treasurer; Vice President and Treasurer; Vice President, Finance; Vice President, Finance; General Manager; Vice President; Vice President, Finance; Vice President, Finance

CHOLESTECH CORPORATION
FIRST CHECK DIAGNOSTICS CORP.
FIRST CHECK ECOM, INC.
FOREFRONT DIAGNOSTICS, INC.
HEMOSENSE, INC.
IM US HOLDINGS, LLC

INNOVACON, INC.
INNOVATIONS RESEARCH, LLC
INNOVATIVE MOBILITY, LLC
INSTANT TECHNOLOGIES, INC.
INVERNESS MEDICAL, LLC
INVERNESS MEDICAL — BIOSTAR INC.

By:	/s/ David A. Teitel

	Name:	David A. Teitel

Title (respectively): Vice President, Finance and Chief Financial Officer; Vice President, Finance; Vice President; Vice President; Treasurer; President; Vice President, Finance; Vice President, Finance; Chief Financial Officer; Vice President, Finance; Vice President, Finance; Vice President, Finance

INVERNESS MEDICAL INNOVATIONS NORTH AMERICA, INC.
INVERNESS MEDICAL INTERNATIONAL HOLDING CORP.
INVERNESS MEDICAL INTERNATIONAL HOLDING CORP. II
ISCHEMIA TECHNOLOGIES, INC.
IVC INDUSTRIES, INC.
MATRITECH, INC.
OSTEX INTERNATIONAL, INC.
QUALITY ASSURED SERVICES, INC.
REDWOOD TOXICOLOGY LABORATORY, INC.
RTL HOLDINGS, INC.
SELFCARE TECHNOLOGY, INC.
WAMPOLE LABORATORIES, LLC

By:	/s/ David A. Teitel

	Name:	David A. Teitel

Title (respectively): Vice President, Finance; President; President; Vice President, Finance; Vice President; Vice President, Finance; Vice President, Finance; Chief Financial Officer; Vice President, Finance; Vice President, Finance; Vice President, Finance; Vice President

Date: May 12, 2009

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